UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 25, 2020
Date of Report (Date of earliest event reported)

ASTA FUNDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35637	22-3388607
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Sylvan Avenue
Englewood Cliffs, NJ 07632

(Address of principal executive offices, zip code)

(201) 567-5648
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	ASFI	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 25, 2020, Asta Funding, Inc. (the “Company” or “Asta”) held a special meeting of its stockholders (the “Special Meeting”) to vote on the proposals described in the Company’s definitive proxy statement (the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 25, 2020 and supplemented by additional materials filed with the SEC on September 18, 2020. As disclosed in the Proxy Statement, as of the close of business on August 21, 2020, the record date for the Special Meeting, there were 6,567,765 shares of Asta’s common stock outstanding and entitled to vote at the Special Meeting. A total of 6,030,108 shares of Asta’s common stock, representing approximately 91.81% of the shares outstanding and entitled to vote and constituting a quorum, were represented virtually or by valid proxies at the Special Meeting. The final voting results for each of the proposals submitted to a vote of stockholders at the Special Meeting are as follows:

Proposal 1: Asta’s stockholders approved the proposal to adopt the Agreement and Plan of Merger, dated as of April 8, 2020 and as amended on June 25, 2020 (the “Merger Agreement”), by and among the Company, Asta Finance Acquisition Inc. (“Parent”) and Asta Finance Acquisition Sub Inc., a wholly-owned subsidiary of Parent (which, along with Parent, is an affiliate of Gary Stern, the Company’s Chief Executive Officer), pursuant to which each share of the Company’s common stock outstanding at the effective time of the merger will be converted into the right to receive $13.10 in cash and the Company will become a wholly-owned subsidiary of Parent (the “Merger”). Proposal 1 was approved by the votes set forth in the table below:

For	Against	Abstained

6,006,987	22,064	1,057

Proposal 2: In connection with the Special Meeting, Asta also solicited proxies with respect to a proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement. Because there were sufficient votes represented at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement, the proposal to approve one or more adjournments of the Special Meeting was moot.

Item 8.01	Other Events.

On September 25, 2020, the Company issued a press release. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995, including, but not limited to, the Company’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are sometimes identified by their use of the terms and phrases such as “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “will likely,” “should,” “could,” “would,” “may” or the negative of such terms and other comparable terminology. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time, are difficult to predict and are generally beyond the control of the Company. Actual results may differ materially from current projections.

Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including but not limited to, the ability of the parties to consummate the Merger; satisfaction of closing conditions to the consummation of the Merger; the impact of the announcement or the closing of the Merger on the Company’s relationships with its employees, existing customers or potential future customers; litigation and stockholder claims related to and in connection with the Merger; and the ability to realize anticipated benefits of the Merger. Further information on the factors and risks that could affect the Company’s respective businesses, financial conditions and results of operations are contained in the Company’s filings with the SEC, which are available at www.sec.gov. Forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof. The Company assumes no obligation to update any forward-looking statement contained in this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 25, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ASTA FUNDING, INC.

Date: September 25, 2020	By:	/s/ Steven Leidenfrost
Steven Leidenfrost
Chief Financial Officer

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